Exhibit 10.2

PATENT AND TRADEMARK SECURITY AGREEMENT

WHEREAS, VIVEVE, INC., a Delaware corporation (“Grantor”), is party to that certain Security Agreement, dated as of May 25, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used herein without definition shall have the meanings set forth in the Security Agreement), among VIVEVE MEDICAL, INC., Grantor, the other grantors from time to time party thereto and CRG SERVICING LLC, as administrative agent and collateral agent (in such capacities, together with its successors and assigns, “Administrative Agent”), pursuant to which Grantor has granted to Administrative Agent, for the benefit of the Secured Parties, a security interest in all of Grantor’s right, title and interest in, to and under the Collateral, including without limitation the patents and patent applications listed on Schedule A hereto, and the trademarks and trademark applications listed on the Schedule B hereto; and

WHEREAS, it is a condition to the advance of the loans and other obligations secured by the Security Agreement, that Grantor execute and deliver, and cause to be filed in the U.S. Patent and Trademark Office, this Patent and Trademark Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, Grantor hereby pledges and grants to Administrative Agent, for the benefit of the Secured Parties, a security interest in all of Grantor’s right, title and interest in, to and under all of the following, as collateral security for the prompt and complete payment and performance when due of all the Secured Obligations (as defined in the Security Agreement):

(i)     all patents and patent applications, in each case whether now owned by Grantor or hereafter acquired and whether now existing or hereafter coming into existence, including without limitation those listed on Schedule A hereto, and all related patents and applications thereto, including all reissuances, continuations, continuations-in-part, revisions, extensions, re-examinations thereof, any patents and patent applications claiming priority to said patents and patent applications or from which said patents and patent applications claim priority, and pending applications associated therewith; and

(ii)     all of the trademarks, whether now owned or at any time hereafter acquired, of Grantor that are registered with, or for which applications for registration have been filed with, the United States Patent and Trademark Office, including the trademarks listed on Schedule B hereto, and all registrations and pending applications associated therewith (excluding any application for registration of a trademark filed on an intent-to-use basis solely to the extent that the grant of a security interest in any such trademark application would materially adversely affect the validity or enforceability of the resulting trademark registration or result in cancellation of such trademark application).

Notwithstanding the foregoing, in the event of any conflict between this Patent and Trademark Security Agreement and the Security Agreement, the Security Agreement shall control.

This Patent and Trademark Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

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IN WITNESS WHEREOF, Grantor has caused this Patent and Trademark Security Agreement to be duly executed and delivered as of the day and year first above written.

VIVEVE, INC., as Grantor By /s/ Scott Durbin______________________ Name: Scott Durbin Title: Chief Financial Officer Date: May 25, 2017

[Signature Page – Patent and Trademark Security Agreement]